UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2024

Global Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, James L. Nelson, a former member of the board of directors (the “Board”) of Global Net Lease, Inc. (the “Company”) and the Company’s former President and Co-Chief Executive Officer, resigned from his position as a director and as President and Co-Chief Executive Officer, effective March 31, 2024, at which time Edward M. Weil, Jr., the Company’s other Co-Chief Executive Officer, became the Company’s sole Chief Executive Officer. As a result of Mr. Nelson’s resignation, on April 12, 2024, the Board appointed Mr. Weil as President of the Company, effective immediately.

Biographical information for Mr. Weil can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 10, 2023, which such information is incorporated herein by reference. The selection of Mr. Weil to perform the functions of President was not pursuant to any arrangement or understanding between Mr. Weil and any other person. There are no family relationships between Mr. Weil and any director or executive officer of the Company.

On September 12, 2023, the Company completed the merger with The Necessity Retail REIT, Inc. and its related operating partnership (“RTL”) as well as the merger (the “Internalization Merger”) with the Company’s former advisor, Global Net Lease Advisors, LLC (the “GNL Advisor”), the Company’s former property manager, Global Net Lease Properties, LLC (the “GNL Property Manager”) and RTL’s former advisor, Necessity Retail Advisors, LLC (the “RTL Advisor”) and property manager, Necessity Retail Properties, LLC (the “RTL Property Manager”). Mr. Weil was previously the chief executive officer and president of RTL, the RTL Advisor and the RTL Property Manager. The Company issued 29,614,825 shares of its common stock, par value $0.01 per share (the “Common Stock”), valued at $329 million on September 12, 2023 and paid $50 million in cash to AR Global Investments, LLC (“AR Global”) to acquire the GNL Advisor, the GNL Property Manager, RTL Advisor and RTL Property Manager in the Internalization Merger. AR Global is owned and controlled by Bellevue Capital Partners LLC (“Bellevue”). Mr. Weil is a member of Bellevue. As a result of the Internalization Merger, Bellevue became the owner of more than 10% of the Common Stock. AR Global indirectly owned 95% of the membership interests in the GNL Advisor, RTL Advisor and all of the membership interests in the GNL Property Manager and the RTL Property Manager.

Mr. Weil will not receive any additional compensation for serving as President and has not entered into any agreements in connection with his appointment other than those previously disclosed. The employment terms of Mr. Weil can be found in the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023. Mr. Weil’s non-competition agreement and employment agreement were attached as Exhibits 10.1 and 10.3, respectively, to the Current Report on Form 8-K and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date:	April 12, 2024	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer and President (Principal Executive Officer)